Exhibit 99.1
For Release:    Immediately

Contact:	Media -
	Aidan Gormley -Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com
Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock symbol:	PH - NYSE

Parker Reports Fiscal 2019 Second Quarter Results

–	Sales increased 3% to second quarter record $3.47 billion; organic sales increased 6%

–	As reported EPS were $2.36, or $2.51 adjusted

–	Total segment operating margins were a second quarter record at 16.4%

–	Adjusted total segment operating margins were 16.6%, a 170 bps year-over-year improvement

–	EBITDA margins were 17.0%, or 17.2% adjusted

–	Company increases fiscal 2019 full year EPS guidance

CLEVELAND, January 31, 2019 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2019 second quarter ended December 31, 2018. Fiscal 2019 second quarter sales increased 3% to $3.47 billion compared with $3.37 billion in the prior year quarter. Net income was $311.7 million compared with $56.2 million in the fiscal 2018 second quarter. Fiscal 2019 second quarter earnings per share were a second quarter record at $2.36, compared with $0.41 in the prior year quarter. Adjusted earnings per share were $2.51, compared with adjusted earnings per share of $2.15 in the prior year quarter. Fiscal 2019 second quarter earnings included an $0.11 per share adjustment to income tax expense related to U.S. Tax Reform. Cash flow from operations for the first half of fiscal 2019 was $541.0 million or 7.8% of sales, compared with $456.8 million or 6.8% of sales in the prior year period. Excluding a discretionary pension contribution in fiscal 2019, cash flow from operations for the first half of fiscal 2019 was 10.7% of sales. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“This was a strong quarter as The Win Strategy™ drove organic sales growth of 6% and second quarter records for sales, total segment operating margins, net income, and EPS,” said Chairman and Chief

Executive Officer, Tom Williams. “Our teams exceeded expectations, achieving 16.4% total segment operating margins and increased operating cash flow as compared to the prior year period. During the quarter, we deployed capital to repurchase $500 million worth of Parker shares. We remain on track to deliver record earnings in fiscal year 2019.”

Second Quarter Fiscal 2019 Segment Results
Diversified Industrial Segment: North American second quarter sales increased 4% to $1.6 billion and operating income increased 14% to $257.8 million, compared with $225.8 million in the same period a year ago. International second quarter sales decreased 3% to $1.2 billion and operating income increased 15% to $189.1 million, compared with $164.8 million in the same period a year ago.

Aerospace Systems Segment: Second quarter sales increased 12% to $616.3 million, compared with $549.7 million in the prior year period and operating income increased 39% to $121.5 million, compared with $87.1 million in the same period a year ago.

Parker reported the following orders for the quarter ending December 31, 2018, compared with the same quarter a year ago:

•	Orders increased 1% for total Parker

•	Orders were flat in the Diversified Industrial North America businesses

•	Orders decreased 2% in the Diversified Industrial International businesses

•	Orders increased 10% in the Aerospace Systems Segment on a rolling 12-month average basis

Outlook
For the fiscal year ending June 30, 2019, the company has increased guidance for earnings from continuing operations to the range of $11.04 to $11.54 per share, or $11.35 to $11.85 per share on an adjusted basis. Fiscal year 2019 guidance is adjusted on a pre-tax basis for expected business realignment expenses of approximately $19 million and CLARCOR costs to achieve of approximately $16 million and an income tax expense adjustment of $14 million related to U.S. Tax Reform. Guidance assumes organic sales growth in the range of 2.0% to 4.0%.

Williams added, “Our Win Strategy execution positions us to deliver strong profitability and record earnings in fiscal 2019, despite signs of moderating end market demand and the impact of a stronger U.S. dollar.  Completing a record year in fiscal 2019, and ongoing initiatives guided by the Win Strategy, solidifies our confidence in achieving our fiscal 2023 five-year performance goals.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2019 second quarter results are available to all interested parties via live webcast today at 11:00

a.m. ET, on the company's investor information web site at www.phstock.com. To access the call, click on the "Live Webcast" link. From this link, users also may complete a pre-call system test. A replay of the webcast will be accessible on Parker's investor relations website,
www.phstock.com, approximately one hour after the completion of the call, and will remain available for one year. To register for e-mail notification of future events and information available from Parker please visit www.phstock.com.

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 62 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net Income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Numbers
This press release contains references to (a) earnings per share without the effect of business realignment charges, CLARCOR costs to achieve, gain (loss) on sale and writedown of assets, net and U.S. Tax Reform one-time impact, net, (b) segment operating margins without the effect of business realignment charges and CLARCOR costs to achieve; (c) the effect of business realignment charges, CLARCOR costs to achieve and U.S. Tax Reform income tax expense adjustment on forecasted earnings from continuing operations per share; (d) and cash flows from operations without the effect of discretionary pension contributions. The effects of business realignment charges, CLARCOR costs to achieve, gain (loss) on sales and writedown of asset, net, U.S. Tax Reform one-time impact, net and discretionary pension contributions are removed to allow investors and the company to meaningfully evaluate changes in earnings per share, segment operating margins and cash flows from operations on a comparable basis from period to period. This press release also contains references to EBITDA and adjusted EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before business realignment charges, CLARCOR costs to achieve, and gain (loss) on sale and writedown of assets, net. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, we believe that it is useful to an investor in evaluating the results of this quarter versus the prior period.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments.

It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of the U.S. Tax Cuts and Jobs Act on future performance and earnings projections may change based on subsequent judicial or regulatory interpretations of the Act that impact the company’s tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands except per share amounts)	2018	2017	2018	2017

Net sales	$3,472,045	$3,370,673	$6,951,339	$6,735,324
Cost of sales	2,602,339	2,564,449	5,197,162	5,087,743
Selling, general and administrative expenses	397,259	408,338	791,581	805,322
Interest expense	47,518	53,133	91,857	106,688
Other (income) expense, net	(6,225)	(15,468)	(20,138)	1,048
Income before income taxes	431,154	360,221	890,877	734,523
Income taxes	119,241	303,899	203,065	392,666
Net income	311,913	56,322	687,812	341,857
Less: Noncontrolling interests	176	163	364	301
Net income attributable to common shareholders	$311,737	$56,159	$687,448	$341,556

Earnings per share attributable to common shareholders:
Basic earnings per share	$2.39	$0.42	$5.23	$2.57
Diluted earnings per share	$2.36	$0.41	$5.15	$2.51

Average shares outstanding during period - Basic	130,361,273	133,112,568	131,361,463	133,144,766
Average shares outstanding during period - Diluted	132,311,210	136,194,919	133,449,673	135,874,530

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2018	2017	2018	2017
Cash dividends per common share	$0.76	$0.66	$1.52	$1.32

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2018	2017	2018	2017
Earnings per diluted share	$2.36	$0.41	$5.15	$2.51
Adjustments:
Business realignment charges	0.01	0.07	0.02	0.12
Clarcor costs to achieve	0.03	0.07	0.07	0.10
(Gain) loss on sale and writedown of assets, net	—	(0.05)	—	0.02
U.S. Tax Reform one-time impact, net	0.11	1.65	0.11	1.65
Adjusted earnings per diluted share	$2.51	$2.15	$5.35	$4.40

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018				Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2018	2017	2018	2017
Net sales	$3,472,045	$3,370,673	$6,951,339	$6,735,324

Earnings before income taxes	$431,154	$360,221	$890,877	$734,523
Depreciation and amortization	110,052	118,109	222,543	234,216
Interest expense	47,518	53,133	91,857	106,688
EBITDA	588,724	531,463	1,205,277	1,075,427
Adjustments:
Business realignment charges	2,515	13,428	4,918	21,654
Clarcor costs to achieve	5,087	11,948	11,297	17,748
(Gain) loss on sale and writedown of assets, net	—	(8,453)	—	5,324
Adjusted EBITDA	$596,326	$548,386	$1,221,492	$1,120,153

EBITDA margin	17.0%	15.8%	17.3%	16.0%
Adjusted EBITDA margin	17.2%	16.3%	17.6%	16.6%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2018	2017	2018	2017
Net sales
Diversified Industrial:
North America	$1,632,059	$1,565,416	$3,313,103	$3,160,107
International	1,223,679	1,255,569	2,457,445	2,494,343
Aerospace Systems	616,307	549,688	1,180,791	1,080,874
Total net sales	$3,472,045	$3,370,673	$6,951,339	$6,735,324
Segment operating income
Diversified Industrial:
North America	$257,774	$225,807	$532,885	$481,834
International	189,085	164,806	395,179	356,597
Aerospace Systems	121,463	87,148	231,318	164,582
Total segment operating income	568,322	477,761	1,159,382	1,003,013
Corporate general and administrative expenses	63,890	46,942	114,215	88,292
Income before interest expense and other expense	504,432	430,819	1,045,167	914,721
Interest expense	47,518	53,133	91,857	106,688
Other expense	25,760	17,465	62,433	73,510
Income before income taxes	$431,154	$360,221	$890,877	$734,523

RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN
(Unaudited)
(Dollars in thousands)	Three Months Ended		Three Months Ended
	December 31, 2018		December 31, 2017
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$568,322	16.4%	$477,761	14.2%
Adjustments:
Business realignment charges	2,515		13,428
Clarcor costs to achieve	4,867		11,948
Adjusted total segment operating income	$575,704	16.6%	$503,137	14.9%

	Six Months Ended		Six Months Ended
	December 31, 2018		December 31, 2017
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$1,159,382	16.7%	$1,003,013	14.9%
Adjustments:
Business realignment charges	4,918		21,654
Clarcor costs to achieve	11,022		17,748
Adjusted total segment operating income	$1,175,322	16.9%	$1,042,415	15.5%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	December 31,	June 30,	December 31,
(Dollars in thousands)	2018	2018	2017
Assets
Current assets:
Cash and cash equivalents	$1,047,385	$822,137	$1,024,770
Marketable securities and other investments	30,956	32,995	107,976
Trade accounts receivable, net	1,938,709	2,145,517	1,857,282
Non-trade and notes receivable	324,254	328,399	313,221
Inventories	1,804,564	1,621,304	1,780,262
Prepaid expenses and other	188,868	134,886	202,848
Total current assets	5,334,736	5,085,238	5,286,359
Plant and equipment, net	1,793,805	1,856,237	1,937,074
Deferred income taxes	98,779	57,623	36,668
Goodwill	5,462,555	5,504,420	5,698,707
Intangible assets, net	1,883,825	2,015,520	2,174,104
Other assets	733,987	801,049	832,269
Total assets	$15,307,687	$15,320,087	$15,965,181

Liabilities and equity
Current liabilities:
Notes payable	$1,144,347	$638,466	$1,248,212
Accounts payable	1,307,178	1,430,306	1,229,336
Accrued liabilities	874,792	929,833	896,750
Accrued domestic and foreign taxes	182,617	198,878	163,405
Total current liabilities	3,508,934	3,197,483	3,537,703
Long-term debt	4,303,331	4,318,559	4,798,371
Pensions and other postretirement benefits	937,938	1,177,605	1,363,466
Deferred income taxes	286,622	234,858	137,196
Other liabilities	449,696	526,089	609,235
Shareholders' equity	5,815,209	5,859,866	5,513,401
Noncontrolling interests	5,957	5,627	5,809
Total liabilities and equity	$15,307,687	$15,320,087	$15,965,181

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Six Months Ended December 31,
(Dollars in thousands)	2018	2017

Cash flows from operating activities:
Net income	$687,812	$341,857
Depreciation and amortization	222,543	234,216
Stock incentive plan compensation	64,615	64,267
Loss on sale of businesses	623	—
Loss (gain) on plant and equipment and intangible assets	3,428	(26,529)
Loss (gain) on sale of marketable securities	5,701	(1)
(Gain) loss on investments	(3,213)	33,759
Net change in receivables, inventories and trade payables	(110,709)	(249,615)
Net change in other assets and liabilities	(379,687)	120,301
Other, net	49,927	(61,481)
Net cash provided by operating activities	541,040	456,774
Cash flows from investing activities:
Acquisitions (net of cash of $690 in 2018)	(2,042)	—
Capital expenditures	(94,426)	(144,781)
Proceeds from sale of plant and equipment	34,121	59,848
Proceeds from sale of businesses	19,540	—
Purchases of marketable securities and other investments	(2,845)	(78,309)
Maturities and sales of marketable securities and other investments	14,432	12,710
Other	(90)	8,706
Net cash (used in) investing activities	(31,310)	(141,826)
Cash flows from financing activities:
Net payments for common stock activity	(565,335)	(134,360)
Net proceeds from debt	505,811	127,723
Dividends	(200,459)	(176,187)
Net cash (used in) financing activities	(259,983)	(182,824)
Effect of exchange rate changes on cash	(24,499)	7,760
Net increase in cash and cash equivalents	225,248	139,884
Cash and cash equivalents at beginning of period	822,137	884,886
Cash and cash equivalents at end of period	$1,047,385	$1,024,770

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO ADJUSTED CASH FLOW FROM OPERATIONS
(Unaudited)	Six Months Ended		Six Months Ended
(Dollars in thousands)	December 31, 2018	Percent of sales	December 31, 2017	Percent of sales
As reported cash flow from operations	$541,040	7.8%	$456,774	6.8%
Discretionary pension contribution	200,000		—
Adjusted cash flow from operations	$741,040	10.7%	$456,774	6.8%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2018		Exhibit 99.1

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE
(Unaudited)
(Amounts in dollars)
	Fiscal Year 2019
Forecasted earnings per diluted share	$11.04 - $11.54
Adjustments:
Business realignment charges	0.11
Clarcor costs to achieve	0.09
U.S. Tax Reform income tax expense adjustment	0.11
Adjusted forecasted earnings per diluted share	$11.35 - $11.85